LOCK-UP AND LEAK-OUT AGREEMENT

THIS LOCK-UP AND LEAK-OUT AGREEMENT (the “Agreement”) is made and entered into as of June 30, 2014, between Adaptive Medias, Inc., a Nevada corporation (the “Company”), and certain shareholders of the Company as set forth on Exhibit A attached hereto (collectively, the “Shareholders”). For all purposes of this Agreement, “Shareholders” includes any affiliate, controlling person of any Shareholder, agent, representative, or other person with whom any Shareholder is acting in concert.

WHEREAS, the Company and the Shareholders have agreed to enter into this Agreement to restrict the public sale, assignment, transfer, conveyance, hypothecation, or alienation of eighty percent (80%) of the total common stock acquired by the Shareholders pursuant to that certain Stock Purchase Agreement of even date herewith, by and among the Company, OneScreen, Inc., a Delaware corporation, Media Graph, Inc., a Nevada corporation, and the Shareholders (the “Stock Purchase Agreement”) representing three million four hundred four thousand eight hundred (3,404,800) shares of the Company’s common stock (the “Lock-Up Shares”), all on the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Except as otherwise expressly provided herein, the Shareholders agree that they will not sell, assign, pledge, hypothecate, encumber, or transfer any of the Lock-Up Shares or any interest therein, for a period of twelve (12) months subsequent to the Closing Date, as defined in the Stock Purchase Agreement (“Lock-Up Period”), provided that the Shareholders may transfer Lock-Up Shares (i) by gift, will, intestacy or other estate planning purposes provided that the transferee executes an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Agreement; or (ii) pursuant to the settlement of any claim or dispute between the Company and the Shareholders. The Shareholders shall immediately deliver certificates representing all of the Lock-Up Shares to V Stock Transfer, LLC (the “Transfer Agent”) and the Transfer Agent shall hold the Lock-Up Shares, subject to the monthly release schedule set forth below, during the Lock-Up Period. The Company and the Shareholder agree to execute any documents reasonably required by the Transfer Agent in connection with this Agreement.

(a) Immediately subsequent to the Lock-Up Period, and on the first day of every third month thereafter, the Transfer Agent shall deliver back to the Shareholders ten percent (10%) of the total number of shares held by each respective Shareholder until all Lock-Up Shares have been delivered to the Shareholders (the “Leak-Out Shares”). The Leak-Out Shares, once released by the Transfer Agent in compliance with this Agreement, shall not be subject to any restrictions imposed by this Agreement.

(b) The Leak-Out Shares shall be delivered to the Shareholders in such manner as each respective Shareholder and the Transfer Agent may mutually determine, whether in paper certificate, DWAC (Deposit/Withdrawal at Custodian), DRS (Direct Registration System) or other acceptable form of delivery, subject to compliance with all applicable securities laws and regulations.

(c) The Shareholders agree that they will not engage in any short selling (as defined under Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) of the Lock-Up Shares or the Leak-Out Shares during the Lock-Up Period.

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2. Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the common stock or if such waiver would otherwise be in the best interests of the development of the trading market for the common stock. At the time of any such waiver, the Shareholders’ common stock can be publicly sold in accordance with the Securities Act of 1933, as amended, or Rule 144 promulgated thereunder by the Securities and Exchange Commission or otherwise.

3. The Shareholders agree to the imprinting of a legend on the certificates evidencing the Lock-Up Shares in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. THE SHARES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT (IF REQUESTED BY THE COMPANY), THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

THESE SHARES ARE SUBJECT TO THE TERMS AND RESRICTIONS CONTAINED IN THAT CERTAIN LOCK-UP AND LEAK-OUT AGREEMENT DATED JUNE 30, 2014.

4. In the event of: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(l) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company or (b) the merger or consolidation by the Company into or with any other person, or the merger or consolidation by any other person into or with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction, or (c) the sale or transfer by the Company of all or substantially all of its assets to another person and the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the acquiring entity immediately after the transaction, then this Agreement shall terminate as of the closing of such event and the common stock restricted pursuant hereto shall be released from such restrictions.

5. Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholders shall be entitled to their respective beneficial rights of ownership of the common stock, including the right to vote the common stock for any and all purposes and the right to receive dividends and distributions thereon.

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6. The number of Lock-Up Shares and Leak-Out Shares shall be appropriately adjusted should the Company make a stock dividend, undergo a forward split or a reverse split of its outstanding shares of common stock, or otherwise reclassify its shares of common stock; provided, however; that no such adjustment shall take place in connection with the Reverse Stock Split contemplated by Section 1.02 of the Stock Purchase Agreement.

7. This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

8. All notices and communications provided for herein shall be in writing and shall be deemed to be given or made on the date of delivery, if delivered in person, by an internationally recognized overnight delivery service, or by facsimile, to the party entitled to receive the same, if to the Shareholders at the addresses or facsimile numbers set forth on Exhibit A, and if to the Company at the address or facsimile number set forth below, or at such other address or facsimile number as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection.

Adaptive Medias, Inc.

16795 Von Karman Ave, Suite 240

Irvine, California 92606

Attention: Qayed Shareef, CEO

Facsimile: (310) 208-1154

9. The resale restrictions on the Lock-Up Shares shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

10. If the Company or the Shareholders fail to fully adhere to the terms and conditions of this Agreement, then such party shall be liable to every other party for any damages suffered by any party by reason of any such breach of the terms and conditions hereof. The Shareholders agree that in the event of a breach of any of the terms and conditions of this Agreement by the Shareholders, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring such defaulting Shareholders to cease and desist from violating the terms and conditions of this Agreement and specifically requiring such Shareholders to perform their obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company or the non-defaulting Shareholders may suffer as a result of any breach or continuation thereof.

11. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

12. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed wholly within said State; and the Company and the Shareholders agree that any action based upon this Agreement may be brought in the United States and state courts of California only, and each submits himself/itself to the jurisdiction of such courts for all purposes hereunder.

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13. In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

SHAREHOLDERS:

OneScreen Partners, Inc. By_/s/ Norman Brodeur________________ Name: Norman Brodeur Its: President	VSIP, Inc. By_/s/ Norman Brodeur________________ Name: Norman Brodeur Its: President

OneScreen Partners B, Inc. By_/s/ Norman Brodeur________________ Name: Norman Brodeur Its: President	Vidshadow Partners, Inc. By_/s/ Norman Brodeur________________ Name: Norman Brodeur Its: President

OneScreen, Inc. By_/s/ Norman Brodeur________________ Name: Norman Brodeur Its: President

ADAPTIVE MEDIAS, Inc.: By_/s/ Qayed Shareef ________________ Qayed Shareef, Chief Executive Officer

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EXHIBIT A

SHAREHOLDERS

Name	Address
OneScreen, Inc.	520 BROADWAY, SUITE 350 SANTA MONICA, CA 90401
OneScreen Partners, Inc.	1560 SAWGRASS CORPORATE PARKWAY, 4TH FLOOR PLANTATION, FL 33323
OneScreen Partners B, Inc.	1580 SAWGRASS CORPORATE PARKWAY, STE 130 SUNRISE, FL 33323
VSIP, Inc.	1560 SAWGRASS CORPORATE PARKWAY, 4TH FLOOR SUNRISE, FL 33323
Vidshadow Partners, Inc.	C/O OPPENHEIMER & CO. INC. 125 BROAD ST, 15TH FLOOR NEW YORK, NY 10004

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